Exhibit 99.1

FOXO Technologies Announces Appointment of Capital Markets Veteran
Francis Colt deWolf to the Board of Directors

MINNEAPOLIS, MN, January 25, 2024 — FOXO Technologies Inc. (the “Company”), today announced the appointment of Francis Colt deWolf to the Company’s Board of Directors.

Mr. deWolf III brings over 20 years of experience in the financial services Sector. He currently serves as President of Colt Capital LLC, a Florida-based company, whose principal activities focus on advising emerging market companies on private and public financing strategies. Prior to founding Colt Capital LLC, Mr deWolf was a Senior Vice President at Oppenheimer and Company, where he oversaw a variety of financing activities. Mr. deWolf also served as Vice President at Prudential Securities and as a bond broker for Tucker Anthony. Mr deWolf is a graduate of Tulane University and received his business degree from the AB Freeman School of Business Studies at Tulane University.

“I could not be more delighted to welcome a capital markets executive of Francis’ stature to our board of directors,” stated Mark White, Interim CEO of Foxo Technologies. “We believe his finance skills and expertise will be invaluable as we begin this new phase for the Company. Moreover, we believe his appointment reaffirms our commitment to the highest levels of corporate governance.”

Separately, the Company announces it received an official notice of noncompliance (the “NYSE American Notice”) from NYSE Regulation (“NYSE”) stating that the Company is noncompliant with Sections 803B(2)(c) and 803B(2)(a)(iii) of the Company Guide since its audit committee is not comprised of two independent members and does not have at least one member of the audit committee who is financially sophisticated. The Company’s believes that the appointment of Mr. deWolf to the Board of Directors will resolve the issue of noncompliance.

According to Section 803(B)(6)(b) of the Company Guide, the Company will have until the earlier of its next annual meeting or one year from the occurrence of the event that caused the failure to comply with the audit committee composition requirements, provided, however, that if the annual shareholders’ meeting occurs no later than 75 days following the event that caused the failure to comply with these requirements, the company shall instead have 75 days from such event to regain compliance.

About FOXO Technologies Inc. (“FOXO”)

FOXO is a biotechnology company dedicated to improving human health and longevity through the development of cutting-edge technology and product solutions for various industries, including life insurance. FOXO’s epigenetic technology applies AI to DNA methylation to identify molecular biomarkers of human health and aging. FOXO is committed to leveraging the latest advancements in science and technology to help people live better, longer lives. For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements about the delisting of the Warrants from NYSE American, trading of the Warrants in the over-the-counter market, the continued listing of the Company’s Class A common stock on NYSE American, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Any such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the possibility that the Plan will not be accepted by NYSE American, the Company will be unable to satisfy other continued listing requirements of NYSE American for its Class A common stock to maintain the listing of the Class A common stock on NYSE American; the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC

(212) 671-1020

foxo@crescendo-ir.com